FIRST AMENDMENT TO

FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

IDGH DESERT GARDEN HOLDINGS, LLC

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF HIGH DESERT

GARDEN HOLDINGS, LLC ("Amendment"), dated as of August 10, 2022, is made by and among ASI Capital, LLC, High Desert Hospitality, LP, High Desert Hospitality, LLC, Roma Commercial, Inc., VB Hotel Group A, LLC, and Lodging Fund REIT III OP, LP ("Investor").

RECITALS:

High Desert Garden Holdings, LLC, a Delaware limited liability company (the "Company") is governed by a Fourth Amended and Restated Limited Liability Company Operating Agreement dated as of October _, 2016 executed by all parties hereto other than Investor (the "LLC Agreement"). The LLC Agreement supersedes and fully replaces all prior limited liability company operating agreements of the Company.

The Company, Investor and others are parties to a Reorganization and Membership Interest Purchase Agreement dated as of August 10, 2022 (the "Reorganization Agreement") which, among other things, provides for Investor to be admitted as a Member of the Company with a 24.9% Membership Interest in exchange for a Capital Contribution of $3,239,242.33 ("Investor's Initial Capital Contribution"), and for certain actions to be taken to reorganize the structure of the Company, the Operating Company and the Subsidiaries (the "Reorganization").

The parties hereto desire to amend the LLC Agreement as provided in this Amendment to, among other things, admit Investor as a Member of the Company and to undertake the Reorganization.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises, covenants and representations of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the LLC Agreement.
2.Admission of Investor. Investor is hereby admitted as a Member of the Company having a twenty four and nine tenths percent (24.9%) Membership Interest in the Company. The LLC Agreement is hereby amended to add Investor to the definition of "Member" or "Members." The parties acknowledge that Investor has contributed Investor's Initial Capital

4884-9366-0717.l

Contribution, and agree that such Capital Contribution shall be used solely to cure any defaults or deficiencies with respect to the Mortgage Loan, and for working capital.

3.Amendment to Exhibit A. Exhibit A to the LLC Agreement is hereby deleted in its entirety, and replaced with new Exhibit A attached hereto.

4.Joinder. By its execution of this Amendment, Investor hereby joins as a party to the LLC Agreement, as amended by this Amendment, and agrees to be bound by all of its terms and conditions.

5.Amendment to Section 1.1. The LLC Agreement is hereby amended by adding the following definitions:

"Call Option" has the meaning set forth in Section 9.4 hereof.

"Call Option Notice" has the meaning set forth in Section 9.4 hereof. "Call Option Period" has the meaning set forth in Section 9.4 hereof.

"Investor LP Agreement" means Investor's Amended and Restated Limited Partnership Agreement, as may be amended.

"Option Consideration" means 100 Series T Limited Units. "Option Interests" has the meaning set forth in Section 9.4 hereof. "Prior Members" means all of the Members other than Investor.

"Prior Member Distribution Percentage" has the meaning set forth on Exhibit B attached hereto and made a part hereof.

"Series T Limited Units" means Series T Limited Units in Investor, as defined in the Investor LP Agreement, which have the value described therein.

6.Consultation With Investor. In all provisions of the LLC Agreement requiring the Manager to consult with, or only consult with, the ASI Member, Investor shall also be consulted along with the ASI Member.

7.	Investor Approval and Consultation Rights.

7.1In all provisions of the LLC Agreement requmng the approval, or approval only, of the ASI Member for matters that do not constitute major policy decisions of the Company, such approval shall also require the approval oflnvestor in Investor's sole discretion. In all provisions of the LLC Agreement giving the ASI Member the right or authority to act with respect to matters that do not constitute major policy decisions, such right or authority to act shall not be taken by the ASI Member without the approval of Investor in Investor's sole discretion.

7.2In all prov1s1ons of the LLC Agreement requmng the approval, or approval only, of the ASI Member for matters that constitute major policy decisions (including, without limitation, with respect to Major Decisions), the Manager and the ASI Member shall (unless waived in writing by Investor) consult with the Investor for at least thirty (30) days prior to making any such major policy decision. The same consultation requirement shall apply with respect to all provisions of the LLC Agreement giving the ASI Member the right or authority to act with respect to matters that constitute major policy decisions.

7.3If requested by Investor, the Manager shall, and shall cause the Hotel Manager to, notify, and reasonably consult with, Investor in advance of any actions proposed to be taken by the Manager in its capacity as Manager of the Company, or by the Hotel Manager pursuant to the Hotel Management Agreement.

8.	Amendment to Section 3.6.

8.1Section 3.6(a) of the LLC Agreement is hereby amended by adding the following sentence to the end thereof:

"If the Manager desires to implement any such amendments, changes, or additions to such terms and conditions or the procurement of any other additional financing for the Project, then the Manager shall give written notice of the same to Investor, and the Manager and ASI Member shall (unless waived in writing by Investor) consult with the Investor for at least thirty (30) days prior to implementing the same."

8.2With respect to Section 3.6(b) of the LLC Agreement, Investor agrees to substitute itself with respect to any guarantees or indemnities previously provided by any other Member regarding the current CMBS loan serviced by CW Capital, and to secure the release of any such guarantees or indemnities previously provided regarding such loan.

9.

in its entirety.

10.

amended to:

Amendment to Section 3.7. Section 3.7 of the LLC Agreement is hereby deleted

Amendment  to Section 4.4.Section 4.4 of the LLC Agreement is hereby

10.1Substitute Investor for ASI Member in all places where ASI Member is referenced in such Section 4.4.

10.2Only require Investor, and not any other Member, to fund Capital Requirements approved by Investor. Instead of making Capital Contributions, Investor shall have the option to fund Capital Requirements by making a loan to the Company at 12% interest per annum (a "Member Loan").

11.

in its entirety.

Amendment to Section 4.7. Section 4.7 of the LLC Agreement is hereby deleted

12.Amendment to Sections 5.1 and 5.2. Sections 5.1 and 5.2 of the LLC Agreement are hereby deleted in their entirety and replaced by the following:

"5 .1 Distributions From Operations. Subject to Section 11.2, Distributable Cash (other than Distributable Cash arising out of the sale or refinancing of the Project) shall be distributed promptly upon receipt (and in no event less often than quarterly) to the Members in the following priority:

5.1.1	First, to repay any Member Loans;

5.1.2Second, 100% to Investor, unless the Prior Members are entitled to a Prior Member Distribution Percentage pursuant to Exhibit B greater than 0%, in which case an amount equal to the then applicable Prior Member Distribution Percentage multiplied by the total amount to be distributed pursuant to this Section 5.1.2 shall be distributed to the Prior Members, pro rata in accordance with their respective relative Membership Percentages, and the remainder shall be distributed to Investor. For example, if $100 is available to be distributed pursuant to this Section 5.1.2 at a time when the Prior Member Distribution Percentage is 3%, then $97 shall be distributed to Investor, and $3 shall be distributed to the Prior Members, pro rata in accordance with their respective relative Membership Percentages.

5.2 Distributions Upon Sale/Refinancing. Distributable Sale or Refinancing Proceeds shall be distributed not later than thirty (30) calendar days from the receipt of such proceeds to the Members in the same manner as provided in Section 5.1."

13.Amendment to Article X. Article X of the LLC Agreement is hereby deleted in its entirety and replaced by "Intentionally Omitted."

14.Amendment to Section 11.l(c). Section ll(c) of the LLC Agreement is hereby amended to substitute Investor for ASI Member.

15.Amendment to Article IX. Article IX of the LLC Agreement is hereby amended to add the following new Section 9.4:

"9.4 Call Option. At any time prior to [December 31, 2027] (the "Call Option Period"), Investor shall have the unconditional and irrevocable option, but not the obligation, to acquire all of the Membership Interests of the Prior Members (the "Option Interests") for the Option Consideration, on the terms and conditions set forth in this Section 9.4 (the "Call Option").

(a)At any time during the Call Option Period, Investor may exercise the Call Option by notifying the Prior Members in writing of such exercise (the "Option Notice").

(b)If the Call Option is exercised by Investor, the closing date for the acquisition of the Option Interests shall be no later than thirty (30) after the delivery of the Option Notice. At closing, each of the Prior Members shall contribute their Option Interests to Investor by execution and delivery of an assignment, free and clear of any liens and encumbrances, in a form reasonably mutually acceptable to Investor and the Prior Members, in exchange for Investor's issuance to the Prior Members of the aggregate Option Consideration, to be allocated among the Prior Members pro-rata in accordance with their respective relative Membership Percentages. If any Prior Member fails to deliver such assignment of such Prior Member's Option Interests, such Prior Member hereby appoints Investor as such Prior Member's true and lawful attorney-in-fact, in such Prior Member's name and behalf, to execute and deliver such assignment on behalf of such Prior Member.

(c)Notwithstanding the above, if the Company or the Operating Company are obligated to pay Investor pursuant to their indemnification obligations under Section 7 of the Reorganization Agreement and fail to make such payments ("Unpaid Indemnity Obligations"), Investor shall be entitled to offset such Unpaid Indemnity Obligations against the aggregate Option Consideration at the rate of 1 Series T Limited Unit for each $10 of Unpaid Indemnity Obligations. If the Unpaid Indemnity Obligation arises after issuance of the Option Consideration, the Option Consideration received by the Prior Members shall be forfeited at the rate of 1 Series T Limited Unit for each $10 of Unpaid Indemnity Obligations, allocated among the Prior Members in the same proportions as they received Option Consideration."

16.Headings. The division of this Amendment into sections and clauses and the insertion of headings and captions are for convenience of reference only and shall not affect the construction or interpretation of this Amendment.

17.Ratification of LLC Agreement. All prov1s10ns of the LLC Agreement not modified, amended and/or supplemented by this Amendment are hereby ratified and confirmed in all respects.

18.Counterparts. This Amendment may be executed in one or more counterparts and, in such event, all such counterparts shall constitute originals of this Amendment.

[Signature Page Follows/

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and sealed as of the day and year first written above.

Section 8.1 ASI CAPITAL, LLC

By:/s/ Sean A. Hawkins _ Name: Sean A. Hawkins

Title: Authorized Signatory

Section 8.2 ROMA COMMERCIAL, INC.

By: _ Name:

Title:

Section 8.3 VB HOTEL GROUP A, LLC

By: _ Name:

Title:

LODGING FUND REIT III OP, LP

By:Lodging Fund REIT III, Inc., its

General Partner

By:	_ Samuel Montgomery

Chief Operating Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed

Article 9 and sealed as of the day and year first written above.

Section 9.1 ASI CAPITAL, LLC

By: _ Name:

Title:

Section 9.2 ROMA COMMERCIAL, INC.

By: /s/ Luisa M. Martinez _ Name: Luisa M. Martinez

Title: Vice President

Section 9.3 VB HOTEL GROUP A, LLC

By: _ Name:

Title:

Section 9.4 LODGING FUND REIT III OP, LP

By:Lodging Fund REIT III, Inc., its General Partner

Article 10 By:  _

~~David R. Durell, Chief Investment Office~~r

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and sealed as of the day and year first written above.

Section 10.1 ASI CAPITAL, LLC

By: _ Name:

Title:

Section 10.2 ROMA COMMERCIAL, INC.

By: _ Name:

Title:

Section 10.3 VB HOTEL GROUP A, LLC

By: /s/ Carlo Vazquez _ Name: Carlo Vazquez

Title: Member

LODGING FUND REIT III OP, LP

By:	Lodging Fund REIT III, Inc., its General Partner

By:Samuel Montgomery Chief Operating Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and sealed as of the day and year first written above.

Section 10.4 ASI CAPITAL, LLC

By: _ Name:

Title:

Section 10.5 ROMA COMMERCIAL, INC.

By: _ Name:

Title:

Section 10.6 VB HOTEL GROUP A, LLC

By: _ Name:

Title:

LODGING FUND REIT III OP, LP

By:	Lodging Fund REIT III, Inc., its General Partner

By: /s/ Samuel C. Montgomery

Samuel C. Montgomery, Chief Operating Officer

EXHIBIT A MEMBERSHIP PERCENTAGE

ASIMember	42%
Roma Member	25.6%
VB Member	7.5%
Investor	24.9%

EXHIBITB

PRIOR MEMBER DISTRIBUTION PERCENTAGE

The Prior Member Distribution Percentage in effect at any time shall be calculated based on achievement of the Conditions set forth in the table below.

Prior Member Distribution Percentage	Condition
0%	IfNOI is less than 70% of Base Year NOi
1%	IfNOI is equal to or greater than 70% but less than 80% of Base Year NOi
2%	IfNOI is equal to or greater than 80% but less than 90% of Base Year NOi
3%	IfNOI is equal to or greater than 90% but less than 100% of Base Year NOi
4%	IfNOI is equal to or greater than 100% but less than 110% of Base Year NOi
5%	IfNOI is equal to or greater than 110% but less than 120% of Base Year NOi
6%	IfNOI is equal to or greater than 120% of Base Year NOi

For purposes of this Exhibit B:

"Applicable Period" means each twelve (12) month period commencing on the consummation of the Reorganization.

"NOI" means the net operating income of the Project, equal to gross income less operating expenses for the most recently ended Applicable Period.

"Base Year NOI" means $1,669,020.